SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 26, 2003

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Form 8-K	Convergys Corporation

Item 5.	Other Events and Regulation FD Disclosure

Effective August 26, 2003, Convergys Corporation has elected Zoë Baird and David R. Whitwam to its Board of Directors. Ms. Baird is a Class III director whose term expires in 2004, and Mr. Whitwam is a Class I director whose term expires in 2005. With these appointments the size of the Board of Directors increases from 11 to 13 persons.

Ms. Baird, 51, is president of the Markle Foundation, a private philanthropy that focuses on using information and communications technologies to address critical public needs, particularly in the areas of health care and national security. Ms. Baird serves on a number of private and non-profit boards of directors including the Chubb Corporation and Save the Children.

Mr. Whitwam, 61, is chairman and chief executive officer of Whirlpool Corporation (NYSE: WHR). Mr. Whitwam is a member of the board of directors of PPG Industries, Inc. (NYSE: PPG), the Business Roundtable’s Policy Committee and Education Task Force, and is actively involved with BRT’s educational reform initiatives on the national and local level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ WILLIAM H. HAWKINS II
William H. Hawkins II
Senior Vice President General Counsel and Secretary

Date: August 26, 2003